Exhibit 99.2

DrivenBrands

Q1 2023 EARNINGS HIGHLIGHTS



TAKE 5

FROM OUR CEO



JONATHAN FITZPATRICK

"Our team delivered another quarter of strong results and market share gains powered by our differentiated customer value proposition in our needs-based service category. Our proven playbook, track record of execution and pipeline for new store growth provide a strong line of sight into future growth. We are leveraging that scale and our network benefits across our diversified platform to capitalize on the continued momentum in our business."

1ST QUARTER HIGHLIGHTS

REVENUE **$562M**	NET INCOME **$30M**	EARNINGS PER SHARE **$0.17**
ADJUSTED EBITDA **$128M**	ADJUSTED NET INCOME **$42M**	ADJUSTED EARNINGS PER SHARE **$0.25**

In the first quarter, we delivered revenue growth of 20% and Adjusted EBITDA growth of 8%, roughly in line with our guidance.

SYSTEM-WIDE SALES

Continued same-store sales growth of 9%, net store growth of 7%, and scaling of new locations drove system-wide sales up 19% versus prior year.

$1.5B TOTAL SYSTEM-WIDE SALES

NET NEW STORE GROWTH

- **+21** MAINTENANCE
- **+5** CAR WASH
- **+31** PAINT, COLLISION AND GLASS
- **+2** PLATFORM SERVICES

+59 DB TOTAL



Glass

SAME-STORE SALES

- **+13%** MAINTENANCE
- **-11%*** CAR WASH
- **+14%** PAINT, COLLISION AND GLASS
- **-5%** PLATFORM SERVICES

+9% DB TOTAL

* Foreign exchange rate movement had a 230 basis point negative impact.

SEGMENT MIX



% SYSTEM-WIDE SALES
30%
10%
54%
6%
% REVENUE
41%
28%
22%
9%
% SEGMENT-ADJUSTED EBITDA
43%
26%
21%
10%
MAINTENANCE
CAR WASH
PAINT, COLLISION AND GLASS
PLATFORM SERVICES

2023 GUIDANCE

Reaffirms guidance following strong quarter in line with expectations.

- **+15%** REVENUE
- **+15%** ADJUSTED EBITDA
- **FLAT** ADJUSTED EPS

This document contains Non-GAAP financial measures. For full financial data and Non-GAAP reconciliations, please refer to the associated press release dated May 3, 2023, available at investors.drivenbrands.com. This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. For risks and other factors that may cause actual results to differ materially from expectations, refer to the risk factors described in our filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov.